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Execution Version

Exhibit 10.31

FIRST AMENDMENT TO TAX SHARING AGREEMENT

between

FOREST OIL CORPORATION

AND ITS AFFILIATES

and

LONE PINE RESOURCES INC.

AND ITS AFFILIATES

Dated as of March 21, 2012

 FIRST AMENDMENT TO TAX SHARING AGREEMENT

        This First Amendment (this "Amendment") to the Tax Sharing Agreement is made and entered into as of March 21, 2012, by and between Forest Oil Corporation ("Forest"), a New York corporation, and Lone Pine Resources Inc. ("Lone Pine"), a Delaware corporation. Capitalized terms used herein and not otherwise defined are used as defined in the Tax Sharing Agreement, dated as of May 25, 2011, between Forest and Lone Pine (as amended, the "Tax Sharing Agreement").

        WHEREAS, the parties intend that for United States federal income tax purposes the Recapitalization will qualify as tax-free reorganizations pursuant to Sections 368(a)(1)(E) and (F) of the Code;

        WHEREAS, the parties intend that for United States federal income tax purposes the Contribution and the Distribution, taken together, will qualify as a tax-free reorganization under Sections 355 and 368(a)(1)(D) of the Code;

        WHEREAS, the parties entered into the Tax Sharing Agreement to (a) provide for the payment of Tax Liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns and provide for certain other matters relating to Taxes, and (b) set forth certain covenants and indemnities relating to the preservation of the tax-free status of the Contribution and the Distribution under Sections 355 and 368(a)(1)(D) of the Code;

        WHEREAS, the parties have agreed to amend Section 6.2(b) of the Tax Sharing Agreement, which sets forth certain covenants relating to the preservation of the tax-free status of the Contribution and the Distribution under Sections 355 and 368(a)(1)(D) of the Code, in a manner intended to preserve the tax-free status of the Contribution and the Distribution under Sections 355 and 368(a)(1)(D) of the Code.

        NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the parties agree as follows:

ARTICLE I

AMENDMENT

        Section 6.2(b) of the Tax Sharing Agreement shall be amended and restated in its entirety to read as follows:

          "(b) issue any capital stock or other equity interests, options, or rights to acquire capital stock or other equity interests, or any other instruments convertible into or exchangeable for, or that could otherwise result in the issuance of, capital stock or other equity interests (collectively, "Capital Stock"); provided, however, that, after the Distribution, Lone Pine may issue up to an aggregate of 10% of the amount of its Capital Stock outstanding immediately after the IPO pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan and pursuant to the Lone Pine Resources Inc. 2012 Employee Stock Purchase Plan."

ARTICLE II

MISCELLANEOUS

        2.1    Full Force and Effect.    Except to the extent modified hereby, the Tax Sharing Agreement shall remain in full force and effect.

        2.2    Governing Law.    This Amendment will be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws principles.

        2.3    Confidentiality.    Each party will hold and cause its directors, officers, employees, advisors and consultants to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished to it by such other party or its representatives pursuant to this Amendment (except to the extent that such information can be shown to have been (i) in the public domain through no fault of such party, (ii) later lawfully acquired from other sources not known to be under a duty of confidentiality by the party to which it was furnished, or (iii) independently developed), and each party will not release or disclose such information to any other Person, except its directors, officers, employees, auditors, attorneys, financial advisors, bankers and other consultants who will be advised of and agree to be bound by the provisions of this Section 2.3. Each party will be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

        2.4    Effective Date.    This Amendment is effective as of the date hereof.

        IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Tax Sharing Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

FOREST OIL CORPORATION
By:	/s/ CYRUS D. MARTER IV
	Name:	Cyrus D. Marter IV
	Title:	Senior Vice President, General Counsel and Secretary
LONE PINE RESOURCES INC.
By:	/s/ EDWARD J. BEREZNICKI
	Name:	Edward J. Bereznicki
	Title:	Executive Vice President and Chief Financial Officer

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  Execution Version
  Exhibit 10.31
FIRST AMENDMENT TO TAX SHARING AGREEMENT between FOREST OIL CORPORATION AND ITS AFFILIATES and LONE PINE RESOURCES INC. AND ITS AFFILIATES Dated as of March 21, 2012
FIRST AMENDMENT TO TAX SHARING AGREEMENT
ARTICLE I AMENDMENT
ARTICLE II MISCELLANEOUS